EXHIBIT 1

                                                   Noranda Inc.
                                                   Suite 4100, P.O. Box 755
                                                   BCE Place, 181 Bay Street
                                                   Toronto, Ontario, Canada
                                                   M5J 2T3

                                                   January 26, 2000
        VIA  FAX & COURIER

Mr. Greg V. Etter
Vice President, General Counsel
  and Corporate Secretary
Battle Mountain Gold Company
333 Clay Street, 42nd Floor
Houston, Texas 77002

     Re:  Notice of Intent to Nominate

Dear Mr. Etter:

     This letter will serve as written notice pursuant to Article II,
Section 4 of the Bylaws of Battle Mountain Gold Company ("BMG") of the intent of Noranda Inc. ("Noranda"), Suite 4100, BCE Place, 181 Bay Street, Toronto, Ontario M5J 2T3, to nominate the persons identified below for election as directors at the 2000 annual meeting of stockholders of BMG (the "Meeting").

     As at today's date, Noranda is a holder of record of 1,000 shares of Common Stock of BMG entitled to vote at the Meeting and intends to appear in person or by proxy at the Meeting to nominate such persons. Noranda also is the holder of record of 65,241,526 Exchangeable Shares of Battle Mountain Canada Ltd. entitled to vote at the Meeting.

     The persons Noranda intends to nominate for election as directors of BMG are:

Name and Business                           Principal Occupation
or Residence Address                 Age    during the past five years
--------------------                 ---    --------------------------

Edward Vermont Blanchard, Jr.        48     Executive Vice President,
11811 U.S. Highway 1                        Strategy & Acquisitions, of
North Palm Beach, Florida                   ilife.com, Inc. (a provider of
33408                                       financial services information
                                            and commerce over the Internet)
                                            since May 1999. For more than
                                            five years prior thereto, Mr.
                                            Blanchard was employed as a
                                            Managing Director of Merrill
                                            Lynch & Co., Inc. (a full
                                            service, diversified securities
                                            and financial services
                                            company).

Jack Lynn Cockwell                   59     President, Chief Executive Officer
Suite 4400, BCE Place                       and a Director of EdperBrascan
181 Bay Street                              Corporation (a diversified natural
Toronto, Ontario, Canada                    resources, property, energy and
M5J 2T3                                     financial services company) since
                                            August 1997. For more than five
                                            years prior thereto, Mr.
                                            Cockwell served as President
                                            and Chief Executive Officer of
                                            Brascan Limited (a natural
                                            resources, power generation and
                                            financial services company).
                                            Mr. Cockwell also serves as a
                                            director of Brookfield
                                            Properties Corporation,
                                            Falconbridge Limited, Great
                                            Lakes Power Inc., Nexfor Inc.
                                            and Noranda Inc.

Gordon Edward Forward                63     Vice Chairman of the Board of
1341 West Mockingbird Lane                  Texas Industries, Inc. ("TXI")
Suite 700                                   (a concrete and steel supplier)
Dallas, Texas 75247                         since July 1998. For more than
                                            five years prior thereto, Mr.
                                            Forward was President and Chief
                                            Executive Officer of Chaparral
                                            Steel Company (steel
                                            manufacturer and subsidiary of
                                            TXI). He also serves as a
                                            director of Nexfor Inc.

Terrence (Terry) Allan Lyons         50     Managing Partner and President
Suite 1632                                  of B.C. Pacific Capital Corporation
1055 West Georgia Street                    (an investments and merchant
P.O. Box 11179                              banking company) since August 1987.
Royal Centre                                Director of BMG since  July 1999.
Vancouver, British Columbia, Canada
V6E 3R5


     None of the proposed nominees owns any equity securities of BMG or any subsidiary of BMG, except that Mr. Lyons owns stock options covering 10,000 shares of BMG Common Stock.

     Except for granting their consent to serve as directors of BMG if elected, there are no arrangements or understandings between Noranda and any of the above nominees and any other person pursuant to which the nominations are to be made by Noranda.



                                         /s/ David W. Kerr
                                         -----------------
                                         David W. Kerr
                                         President and Chief Executive Officer
                                         Noranda Inc.

                                  CONSENT





     I hereby consent to serve as a director of Battle Mountain Gold Company, if so elected.



                                            /s/ Edward Vermont Blanchard, Jr.
                                            ---------------------------------
January 19, 2000                            Edward Vermont Blanchard, Jr.

                                  CONSENT





     I hereby consent to serve as a director of Battle Mountain Gold Company, if so elected.



                                             /s/ Jack Lynn Cockwell
                                             ----------------------
January 25, 2000                             Jack Lynn Cockwell

                                  CONSENT





     I hereby consent to serve as a director of Battle Mountain Gold Company, if so elected.



                                              /s/ Gordon E. Forward
                                              ---------------------
January 20, 2000                              Gordon E. Forward

                                  CONSENT





     I hereby consent to serve as a director of Battle Mountain Gold Company, if so elected.



                                              /s/ Terry Lyons
                                              ---------------
January 20, 2000                              Terry Lyons